Exhibit 4(t) DESCRIPTION OF CENTERPOINT ENERGY, INC.’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2025, CenterPoint Energy, Inc. has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $0.01 per share. As used in this Exhibit 4(t), the terms “CenterPoint Energy,” “us,” “we” or “our” refer to CenterPoint Energy, Inc. and not any of its subsidiaries. CenterPoint Energy, Inc. is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. DESCRIPTION OF OUR COMMON STOCK The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (“Articles of Incorporation”) and Fifth Amended and Restated Bylaws (“Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4(t) is a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Texas Business Organizations Code (“TBOC”) for additional information. Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our Bylaws provide that, in an uncontested election, director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. An election is contested if, (x) the secretary receives notice that one or more shareholders has proposed to nominate one or more persons for election or re-election to the board of directors, which notice purports to be in compliance with the advance notice requirements for shareholder nominations set forth in the Bylaws, irrespective of whether the board of directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such shareholder(s) on or prior to the date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Dividends. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose. Liquidation Rights. If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of

2 the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets. Preemptive Rights. Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock. Other Provisions. There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our Articles of Incorporation and Bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding entitled to vote thereon, voting together as a single class. Preferred Stock Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including: • the designation of the series, • dividend rates and payment dates, • whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms, • redemption rights, • liquidation rights, • sinking fund provisions, • conversion rights, • voting rights, and • any other terms. The statement of resolutions establishing any series of preferred stock will include specific terms relating to such series of preferred stock. We will file the statement of resolutions with the Texas Secretary of State before we issue any of it. The statement of resolutions establishing a series of preferred stock will include some or all of the following terms: • the title of the preferred stock, • the maximum number of shares of the series,

3 • the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative, • any liquidation preference, • any optional redemption provisions, • any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock, • any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity, • any voting rights, and • any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions Some provisions of Texas law and our Articles of Incorporation and Bylaws could make the following actions more difficult: • acquisition of us by means of a tender offer, • acquisition of control of us by means of a proxy contest or otherwise, or • removal of our incumbent officers and directors. These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

4 Charter and Bylaw Provisions Election and Removal of Directors. The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in an election of directors. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by the affirmative vote of a majority of the remaining directors in office or by election by the shareholders. Shareholder Meetings. Our Articles of Incorporation and Bylaws provide that special meetings of holders of common stock may be called only by the chair of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares of our capital stock outstanding and entitled to vote at the meeting. Modification of Articles of Incorporation. In general, amendments to our Articles of Incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote thereon. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. Modification of Bylaws. Our board of directors has the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors. The shareholders also have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. Other Limitations on Shareholder Actions. Our Bylaws also impose some procedural requirements on shareholders who wish to: • make nominations in the election of directors, • propose that a director be removed, • propose any repeal or change in the Bylaws, or • propose any other business to be brought before an annual or special meeting of shareholders. Under these procedural requirements, a shareholder must deliver timely notice in proper written form (as specified in the Bylaws) to our secretary of the nomination or proposal along with evidence of, among other things:

5 • the shareholder’s status as a shareholder, • the number of shares beneficially owned by the shareholder, • a list of the persons with whom the shareholder is acting in concert, and • the number of shares such persons beneficially own. To be timely, a shareholder must deliver the notice: • in connection with an annual meeting of shareholders, not later than the close of business on the 90th day nor earlier than the close of business on the 180th day prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than the close of business 180 days prior to the annual meeting and not later than the last to occur of the close of business (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public • in connection with the nomination of director candidates at a special meeting of shareholders, generally not later than the close of business on the 40th day nor earlier than the close of business on the 60th day prior to the date of the special meeting To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, and, with respect to a nomination for an annual meeting, reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act not later than eight business days prior to the date of the meeting, as well as certain other information relating to the candidate's eligibility, including any required updates or supplements to such information as of the record date for the meeting and as of the date that is ten business days prior to the meeting. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders. In addition to the director nomination provisions described above, our Bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding capital stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our Bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition, an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations are set forth in our Bylaws. In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chair of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

6 Limitation on Liability of Directors. Our Articles of Incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions: • any breach of the director’s duty of loyalty to us or our shareholders, • any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of law, • a transaction from which the director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of a director’s duties, and • an act or omission for which the liability of a director is expressly provided for by statute. Our Bylaws provide that we will indemnify our current or former officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. The Bylaws authorize our board of directors to indemnify and advance expenses to people other than our current or former officers and directors in certain circumstances. Choice of Forum Our Bylaws provide that, unless we consent to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the Eleventh Business Court Division of the Texas Business Court, located in Harris County, Texas, shall be the sole and exclusive forum for certain actions brought on behalf of the company or asserting claims against the company or its directors, officers or employees. Our Bylaws also provide that the federal district courts of the United States will be the sole and exclusive forum for claims arising under the Securities Act of 1933, as amended. Shareholder Derivative Proceedings As permitted by the TBOC, our Bylaws provide that no shareholder (as defined in Section 21.551(2) of the TBOC) or group of such shareholders may institute or maintain a derivative proceeding brought on behalf of the Company against any director and/or officer of the Company in such person’s official capacity unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of our common stock sufficient to meet an ownership threshold of at least 3% of the outstanding shares of our common stock. Jury Trial Waiver As permitted by the TBOC, our Bylaws provide that, unless we consent in writing to a jury trial, the Company and each shareholder, director, and officer of the Company irrevocably and unconditionally waives any right that such person or entity may have to a trial by jury in any legal action, proceeding, cause of action, counterclaim, cross-claim, or third-party claim arising out of or relating to any “internal entity claim” under the TBOC, and each shareholder agrees that their holding or acquisition of shares of capital stock of the Company or, to the extent permitted by law, options or rights to acquire shares of capital stock of the Company, constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claim.

7 Texas Anti-Takeover Law We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price. Listing. Our common stock is traded on the New York Stock Exchange and the NYSE Texas under the trading symbol “CNP.”